Exhibit 99.2

AST SpaceMobile Announces Proposed Repurchase of up to $50.0 Million Convertible Senior Notes to be Funded By Concurrent Registered Direct Offering of Class A Common Stock

October 21, 2025

MIDLAND, Texas—(BUSINESS WIRE) – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced a cash repurchase (the “Repurchase”) of a portion of its 4.25% convertible senior notes due 2032 (the “Existing Notes”) and its intention to offer, subject to market and other conditions, shares of its Class A common stock to holders of Existing Notes participating in the Repurchase in a direct placement registered under the Securities Act of 1933, as amended (the “Registered Direct Offering”).

Repurchase of Existing Notes

AST SpaceMobile intends to use the net proceeds from the Registered Direct Offering, together with cash on hand, to enter into one or more separate, privately negotiated transactions with a limited number of holders of the Existing Notes to repurchase up to $50.0 million principal amount of the Existing Notes for cash. The terms of the Repurchase will depend on a variety of factors, including the market price of AST SpaceMobile’s Class A common stock and the trading price of the Existing Notes at the time of the Repurchase, and the Repurchase will be subject to closing conditions that may not be consummated. No assurance can be given as to how many, if any, of the Existing Notes will be repurchased or the terms on which they will be repurchased.

In connection with the Repurchase, certain holders of the Existing Notes that participate in the Repurchase may purchase or sell shares of AST SpaceMobile’s Class A common stock in the open market or enter into or unwind various derivative transactions with respect to AST SpaceMobile’s Class A common stock to unwind any hedge positions they may have with respect to the Existing Notes or to hedge or unwind their exposure in connection with the Repurchase.

The amount of AST SpaceMobile’s Class A common stock to be sold or purchased by such holders or the notional number of shares of AST SpaceMobile’s Class A common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of AST SpaceMobile’s Class A common stock. These activities may adversely affect the trading price of AST SpaceMobile’s Class A common stock. AST SpaceMobile cannot predict the magnitude of such market activities or the overall effect they will have on the price of its Class A common stock.

Registered Direct Offering

AST SpaceMobile intends to offer, subject to market and other conditions, shares of its Class A common stock in the Registered Direct Offering. The number of shares to be sold, and the price per share, will be determined at the pricing of the Registered Direct Offering. AST SpaceMobile intends to use the net proceeds, together with cash on hand, from the Registered Direct Offering to repurchase up to $50.0 million principal amount of the Existing Notes for cash in the Repurchase described above.

The Registered Direct Offering is being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). The Registered Direct Offering will be made only by means of a prospectus supplement and an accompanying prospectus. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement, together with the accompanying prospectus, can be obtained by contacting: AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary or (432) 276-3966.

UBS Investment Bank is acting as placement agent and financial advisor and ICR Capital LLC is acting as financial advisor for the placement.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of AST SpaceMobile’s Class A common stock, nor will there be any sale of any of AST SpaceMobile’s securities in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute an offer to buy, or a solicitation of any offer to sell, any Existing Notes.

Concurrent New Convertible Notes Offering

In a separate press release, AST SpaceMobile also announced today its intention to offer, in a separate, private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, subject to market and other conditions, $850.0 million aggregate principal amount of convertible senior notes due 2036 (the “New Notes”). AST SpaceMobile also intends to grant the initial purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the New Notes are first issued, up to an additional $150.0 million aggregate principal amount of New Notes.

The completion of the Registered Direct Offering and the Repurchase is not contingent on the completion of the offering of the New Notes and the completion of the offering of New Notes is not contingent on the completion of the Registered Direct Offering and the Repurchase. The Registered Direct Offering and the Repurchase are cross-conditional. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any New Notes or shares of AST SpaceMobile’s Class A common stock, if any, issuable upon conversion of the New Notes.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion, timing, and size of the offering of AST SpaceMobile’s Class A common stock, the expected use of the net proceeds from the offering, the potential impact of AST SpaceMobile’s proposed repurchase of the Existing Notes and the completion, timing and size of the offering of New Notes. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will consummate the Registered Direct Offering, the final terms of the Registered Direct Offering, prevailing market conditions, the anticipated principal amount of the Existing Notes that will be repurchased in separately negotiated transactions with a limited number of holders of such notes, which could differ based upon market conditions or the negotiations with these holders, the anticipated use of the net proceeds from the Registered Direct Offering, which could change as a result of market conditions or for other reasons, whether AST SpaceMobile will consummate the offering of New Notes and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, its Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 12, 2025, its Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 11, 2025, as amended on September 12, 2025, and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com